Exhibit 10.1
LEASE AGREEMENT
THIS LEASE AGREEMENT(“Lease”), is made as of July 1, 2010 by and between ESL 200, LLC, doing business at 210-A Sylvan Avenue, Englewood Cliffs, New Jersey, 07632 (hereinafter referred to as “Landlord”); and ASTA FUNDING, INC. doing business at 210 Sylvan Avenue, Englewood Cliffs, New Jersey, 07632 (hereinafter referred to as “Tenant”).
WITNESSETH:
WHEREAS, Tenant entered into a certain Lease Agreement dated Aug 7, 2005 (“the Prior Lease”), with 210 Sylvan Avenue, LLC, Landlord’s predecessor in title to 190-210 Sylvan Avenue, Englewood Cliffs, New Jersey (“the Premises”) and extended dated December 31, 2007, for certain office space in the Premises as more fully set forth in the Lease; and
WHEREAS, Landlord and Tenant desire to hereby replace the Lease to reflect that Tenant shall continue to occupy the currently used space.
NOW THEREFORE, in consideration of the mutual promises and covenants herein contained, the Landlord and Tenant agree as follows:
ARTICLE 1. DEMISED PREMISES AND TERM
1.01. The Landlord hereby leases and demises to the Tenant a total of approximately fourteen thousand seven hundred seventy eight (14,778) square feet consisting of three separate locations within the building, consisting of ten thousand (10,000) square feet at 210 Sylvan Avenue first floor, two thousand nine hundred ninety eight (2,998) square feet at 210 Sylvan Avenue second floor and one thousand seven hundred eighty (1,780) square feet at 200 Sylvan Avenue first floor commencing on August 1, 2010, and ending on July 31, 2015.
ARTICLE 2. RENT
2.01. The Tenant covenants and agrees to pay the Landlord as rent, for and during the term hereof, (x) the Base Rent specified in paragraphs 2.02 in equal monthly installments on the first day of each month during the Term, (y) all Additional Rent as herein provided and (z) all other sums payable by Tenants hereunder.
2.02. All rent installments paid herein shall be due and payable on the first day of each month, in advance. Tenant shall have a grace period of five (5) days in the payment of any monthly installment. Thereafter, a late charge of five percent (5%) of the then monthly rent installment shall be due and payable with rent received after the fifth of any month. Said surcharge shall be deemed additional rent herein.

2.03. The Tenant shall pay as Base Rent commencing August 1, 2010 and ending July 31, 2011, the sum of Two Hundred Thirty Six Thousand Four Hundred Forty Eight($236,448.00) per annum, payable in equal monthly installments in the sum of Nineteen Thousand Seven Hundred Four Dollar and Sixty Seven Cents($19,704.00) per month. Total Base Rent without adjustment or Additional Rent over a five(5) year period is One Million One Hundred Eighty Two Thousand Two Hundred Forty Dollars($1,182,240.00).
2.04. The base annual rental cost of $236,448.00 will be adjusted, commencing with the August 1, 2011 payment and annually thereafter by making an adjustment based on the CPI using June 2010 as the base and the Index for June of each subsequent year adjustments. CPI shall mean CPI-W(1982-84: 100) for New York metropolitan area(New York-Northern NJ-Long Island, NY-NJ-CT-PA). The base annual rental cost of $236,448.00 shall be increased by the change in the CPI, if any, as the CPI for June of each subsequent year has changed from the base CPI. In the event the CPI is discontinued, or is no longer available, another similar index shall be used.
2.05. In addition, the Tenant shall pay 0% of any yearly increase in taxes for the building in which the demised premises is a part, over the base tax year of 2010. Said payment shall be made in a lump sum, upon thirty (30) days written notice from the Landlord herein, or in monthly payments, as determined by the Landlord. Said charges shall be deemed additional rent herein.
ARTICLE 3. USE OF PREMISES
3.01. Tenant shall use the Demised Premises solely for office use. Tenant will not use or permit or suffer the use of the Demised Premises for any other purpose. Any use or purpose to which the Tenant shall put the Demised Premises shall be in compliance with all Federal, State, County, Municipal and other regulatory authorities’ laws, ordinances, orders, rules and regulations. No auction, fire or bankruptcy sales may be conducted in the Demised Premises without the previous written consent of Landlord.
3.02. Tenant shall not occupy or use the Demised Premises for any purpose that shall be deemed unlawful, disreputable or extra hazardous on account of fire or other casualty.
ARTICLE 4. ASSIGNMENT AND SUBLETTING
4.01. Provided the Tenant is not in default hereunder, Tenant may assign this Lease, with the consent of the landlord, in writing, provided that such assignment shall be in writing and shall set forth the address of the assignee to which notices are to be sent and a copy thereof executed by all parties shall be delivered to the Landlord and be a duplicate original of the instrument of assignment in recordable form and shall state that the assignee shall abide by all terms of said assignment and shall accept and assume this Lease and all of the agreements, term, covenants and conditions on the part of the tenant to be performed. Nothing herein contained shall relieve the assignor of its obligations under the terms and provisions of this Lease. Landlord’s consent shall not be unreasonably withheld.

4.02. Assignment as defined in the within Lease Agreement shall also mean the transfer of the assets of the Tenant to a third party or entity and/or the transfer of the majority interest of the corporate stock of the Tenant, if said Tenant be a corporation.
4.03 Tenant may not sublet or allow a concessionaire to utilize all or any part of the demised premises.
4.04. In the event of any assignment, the Tenant herein shall remain liable to the Landlord with reference to the performance of the terms and conditions of the Lease Agreement.
ARTICLE 5. MAINTENANCE OF LEASED PREMISES
5.01. Tenant shall at all times keep the Leased Premises (including maintenance of interior entrances and glass and window moldings) and all partitions, doors, fixtures, equipment and appurtenances thereof (including lighting, heating and plumbing fixtures, heating and air-conditioning system) in good order, condition and repair (including reasonably periodic maintenance and painting as determined by Landlord), damage by unavoidable casualty excepted, except for repairs to structural portions of the premises and replacement of the heating and air conditioning system, which shall be the responsibility of the Landlord. If Landlord is required to make repairs to structural portions by reason of Tenant’s intentionally wrongful or negligent acts or omission to act, such repairs shall be Tenant’s responsibility and Landlord may add the cost of such repairs to the rent which shall thereafter become due.
5.02. If Tenant refuses or neglects to repair and maintain property as required hereunder and to the reasonable satisfaction of Landlord as soon as reasonably possible after written demand, Landlord may make such repairs without liability to Tenant for any loss or damage that may accrue to Tenant’s merchandise, fixtures, or other property or to Tenant’s business by reason thereof. Upon completion thereof, Tenant shall pay Landlord’s costs for making such repairs plus ten percent (10%) for overhead, upon presentation of bill therefore, as additional rent. Said bill shall include interest at the prime rate published by The Wall Street Journal or the maximum legal interest rate permitted by New Jersey law, whichever is greater and whichever is permitted under the New Jersey law to be charged as a maximum on said cost from the date of completion of repairs by Landlord.

5.03. The Tenant has examined the premises and has entered into this Lease without any representation on the part of the landlord as to the condition thereof. The Tenant shall take good care of the premises and shall at the Tenant’s own costs and expense, make all repairs, including painting and decorating, and shall maintain the premises and good condition and state of repair, and at the end or other expiration of the term hereof, shall deliver up the rented premises and good order and condition, wear and tear from a reasonable use thereof, and damage by the elements not resulting from the neglect or fault of the Tenant excepted. The Tenant shall neither encumber nor obstruct the sidewalks, driveways, yards, entrances, hallways and stairs, but shall keep and maintain the same in a clean condition, free from debris, trash and refuse.
5.04. No alterations, additions or improvements shall be made, and no climate regulating, air conditioning, cooling, heating or sprinkler systems, television or radio antennas, heavy equipment apparatus and fixtures, shall be installed in or attached to the leased premises, without the written consent of the Landlord. Tenant shall provide copies of detailed plans for all alterations, additions or improvements to be made by the Tenant prior to the Tenant commencing any alterations, additions or improvements. Unless otherwise provided herein, all such alterations, additions or improvements and systems, when made, installed in or attached to the said premises, shall belong to and become the property of the Landlord and shall be surrendered with the premises and as part thereof upon the expiration or sooner termination of this lease, without hindrance, molestation or injury.
5.05. The Tenant shall promptly comply with all laws, ordinances, rules, regulations, requirements and directives of the Federal, State and Municipal Governments or Public Authorities and of all their departments, bureaus and subdivisions, applicable to an affecting the said premises, their use and occupancy, for the correction, prevention and abatement of nuisances, violations or other grievances in, upon or connected with the said premises, during the term hereof; and shall promptly comply with all orders, regulations, requirements and directives of the Board of Fire Underwriters or similar authority and of any insurance companies which have issued or are about to issue policies of insurance covering the said premises and its contents, for the prevention of fire or other casualty, damage or injury, at the Tenant’s own cost and expense.
5.06. The Tenant agrees to replace, at the Tenant’s expense, any and all glass that may become broken in and on the demised premises. Plate glass and mirrors, if any, shall be insured by the Tenant at their full insurable vale in a reputable insurance Company. Said policy shall be part of the full premium type, and shall be deposited with the landlord or its agents. A Certificate of Insurance may be deposited in lieu of the actual policy.
5.07. Tenant herein accepts the premises in “as is” condition without any representation or warrant as to use or condition of the demised area and agrees to keep the demised premises in good condition and repair.

5.08. Tenant shall be responsible for all cleaning and refuse removal services for the demised premises, and for all maintenance services for the four(4) bathrooms at 210 first floor and 200 first floor.
5.09. The Tenant shall not place nor allow to be placed any signs of any kind whatsoever, upon, in or about the said premises of any part thereof, except of a design and structure and in or at such places as may be indicated and consented by the Landlord in writing. In case the Landlord or the Landlord’s agents, employees or representatives shall deem it necessary to remove any such signs in order to paint or make any repairs, alterations or improvements in or upon said premises or any part thereof, they may be so removed, but shall be replaced at the Landlord’s expense when the said repairs, alterations or improvements shall have been completed. Any signs permitted by the Landlord shall at all times conform with all municipal ordinances or other laws and regulations applicable thereto.
5.10. The Tenant shall assume the responsibility of securing a Certificate of Occupancy for the purposes of operating the business set forth in Article 3 hereof.
ARTICLE 6. UTILITIES
6.01. Tenant shall pay the metered electric, gas, water and sewage utilities for the Ten Thousand(10,000) square feet at 210 Sylvan Avenue 1st floor and the metered electric utility for the One Thousand Seven Hundred Eight(1,780) square feet at 200 Sylvan Avenue first floor directly to the utility companies.
6.02 Tenant shall pay as additional rent, 17.8% of all charges for gas, water and sewage for the One Thousand Seven Hundred Eight(1,780) square feet at 200 Sylvan Avenue 1st floor and 30.0% of all charges for electricity, gas, water and sewage for the Two Thousand Nine Hundred Ninety Eight(2,998) square feet at 210 Sylvan Avenue second floor used or consumed in the building of which the demised premises is a part.
6.03 HVAC system for 210 Sylvan Avenue first floor shall be set to run between the hours of 7:15AM through 8:00PM Monday through Friday and 9:00AM through 12:00Noon on Saturdays(“Normal Business Hours”) to maintain a temperature pf 72 degrees Fahrenheit (plus or minus 2 degrees Fahrenheit). The HVAC system should be adjusted to 80 degrees Fahrenheit during other than Normal Business Hours in the summer period and 55 degrees Fahrenheit during other than Normal Business Hours in the winter period.

ARTICLE 7. CONDEMNATION
7.01. If the land and premises leased herein, or of which the leased premises are a part, or any portion thereof, shall be taken under eminent domain or condemnation proceedings, or if suit or other action shall be instituted for the taking or condemnation thereof, or if in lieu of any formal condemnation proceedings or actions, the Landlord shall grant an option to purchase and or shall sell and convey the said premises or any portion thereof, to the governmental or other public authority, agency, body or public utility, seeking to take said land and premises or any portion thereof, then this lease, at the option of the Landlord, shall terminate, and the term hereof shall end as of such date as the Landlord shall fix by notice in writing; and the Tenant shall have no claim or right to claim or be entitled to any portion of any amount which may be awarded as damages or paid as the result of such condemnation proceedings or paid as the purchase price for such option, sale or conveyance in lieu of formal condemnation proceedings; and all rights of the Tenant to damages, if any, are hereby assigned to the Landlord. The Tenant agrees to execute and deliver any instruments, at the expense of the Landlord, as may be deemed necessary or required to expedite any condemnation proceedings or to effectuate a proper transfer of title to such governmental or other public authority, agency, body or public utility seeking to take or acquire the said lands and premises or any portion thereof. The Tenant covenants and agrees to vacate the said premises, remove all of the Tenant’s personal property there from and deliver up peaceable possession thereof to the Landlord or to such other party designated by the Landlord in the aforementioned notice. Failure by the Tenant to comply with any provisions in this clause shall subject the Tenant to such costs, expenses, damages and losses as the Landlord may incur by reason of the Tenant’s breach hereof.
ARTICLE 8. MORTGAGE SUBORDINATION, ATTORNMENT
AND TENANT STATEMENTS
8.01. Within ten (10) days after request therefore by Landlord, or in the event that upon any sale, assignment or hypothecation of the Leased Premises and/or the land thereunder by Landlord, an offset statement, estoppel certificate or similar document shall be required from Tenant, Tenant agrees to deliver in recordable form a certificate to any proposed mortgagee or purchaser, or to Landlord, certifying (if such be the case) that this Lease is in full force and effect and that there are not defenses or offsets thereto, or stating with specificity those claimed by Tenant, and containing such other information as Landlord may request.
8.02. Tenant shall, in the event that any proceedings are brought for the foreclosure of, or in the event of exercise of the power of sale under any mortgage made by Landlord covering the Leased Premises, attorn to the purchaser upon any such foreclosure or sale and recognize such purchaser as the Landlord under this lease.
8.03. Upon request of Landlord, Tenant will subordinate its rights hereunder to the lien of any mortgage or mortgages, or the lien resulting from any other method of financing or refinancing, now or hereafter in force against the land and buildings of which the Leased Premises are a part or upon any buildings hereafter placed upon the land of which the Leased Premises are a part, and to all advances made or hereafter to be made upon the security thereof. This Lease shall be subject and subordinate at all times to any ground or underlying lease and all renewals, modifications, amendments and extensions thereof. This section shall be self-operative and no further instrument of subordination shall be required by any mortgagee or other lienor.

8.04. Tenant, upon request of any party in interest, shall execute promptly such instruments or certificates to carry out the intent of Sections 8.02 and 8.03 above as shall be requested by Landlord. Tenant hereby irrevocably appoints Landlord as attorney-in-fact for Tenant with full power and authority to execute and deliver in the name of Tenant any such instruments or certificates. If fifteen days after receipt by Tenant of a written request from Landlord to execute such instruments, Tenant shall not have executed the same, Tenant shall be deemed to have breached this Lease, and be liable for damages, both direct and consequential. Landlord may regain possession of the Leased Premises and Landlord may, at its option, cancel this Lease without incurring any liability on account thereof, and the term hereby granted is expressly limited accordingly.
ARTICLE 9. DESTRUCTION OR DAMAGE TO LEASE PREMISES
9.01. In case of fire or other casualty, the Tenant shall give immediate notice to the Landlord. If the premises shall be partially damaged by fire, the elements or other casualty, the Landlord shall repair the same as speedily as practicable, but the Tenant’s obligation to pay the rent hereunder shall not cease. If, in the opinion of the Landlord, the premises be so extensively and substantially damaged as to render them untenantable, then the rent shall cease until such time as the premises shall be made tenantable by the Landlord. However, if, in the opinion of the Landlord, the premises be totally destroyed or so extensively and substantially damaged as to require practically a rebuilding thereof, then the rent shall be paid up to the time of such destruction and then and from thence forth this Lease shall come to an end. In no event however, shall the provisions of this clause become effective or be applicable, if the fire or other casualty and damage shall be the result of the carelessness, negligence or improper conduct of the Tenant or the Tenant’s agents, employees, guests, licensees, invitees, subtenants, assignees or successors. In such case, the Tenant’s liability for the payment of the rent and the performance of all the covenants, conditions and terms hereof on the Tenant’s part to be performed shall continue and the Tenant shall be liable to the Landlord for the damage and loss suffered by the Landlord. If the Tenant shall have been insured against any of the risks herein covered, then the proceeds of such insurance shall be paid over to the Landlord to the extent of the Landlord’s costs and expenses to make the repairs hereunder, and such insurance carriers shall have no recourse against the Landlord for reimbursement.
9.02. In the event that twenty five percent (25%) or more of the rentable area of Landlord’s property shall be damaged or destroyed by fire or other cause, notwithstanding that the Leased Premises may be unaffected by such fire or other cause, Landlord shall have the right, to be exercised by notice in writing delivered to Tenant within sixty (60) days after said occurrence, to elect to cancel this Lease. Upon the giving of such notice to Tenant, the term of this Lease shall expire by lapse of time upon the sixtieth (60th) day after such notice is given and Tenant shall vacate the Leased Premises and surrender the same to Landlord.

ARTICLE 10. DEFAULT BY TENANT
10.01. In the event of any failure of Tenant to pay any rental due hereunder within ten (10) days after the same shall be due, or any failure to perform any other of the terms, conditions or covenants of this Lease to be observed or performed by Tenant for more than thirty (30) days after written notice of such default shall have been mailed to Tenant, or if Tenant shall become bankrupt or insolvent, or file any debtor proceedings, or take or have taken against Tenant in any court pursuant to any statute either of the United States or of any State a petition in bankruptcy or insolvency or for reorganization or for the appointment of a receiver or trustee of all or a portion of Tenant’s property, or if Tenant makes an assignment for the benefit of creditors, or petitions for or enters into an arrangement, or if Tenant shall abandon said premises, or suffer this Lease to be taken under any writ of execution, then Landlord, besides other rights or remedies it may have, shall have the immediate right of re-entry and may remove all persons and property from the Leased Premises and such property may be removed and stored in a public warehouse or elsewhere at the cost of, and for the account of, Tenant all without service of notice or resort to legal process and without being deemed guilty of trespass, or becoming liable for any loss or damage which may be occasioned thereby.
10.02. Should Landlord elect to re-enter, as herein provided, or should it take possession pursuant to legal proceedings or pursuant to any notice provided for by law, it may either terminate this Lease or it may, from time to time without terminating this Lease, make such alterations and repairs as may be necessary in order to relet the premises, and relet said premises or any part thereof for such term or terms (which may be for a term extending beyond the term of this Lease) and at such rental or rentals and upon such other terms and conditions as Landlord in its sole discretion may deem advisable; upon each such reletting all rentals received by the Landlord from such reletting shall be applied, first, to the payment of any indebtedness other than rent due hereunder from Tenant to Landlord; second, to the payment of any costs and expenses of such reletting, including brokerage fees and attorney’s fees and costs of such alterations and repairs; third, to the payments of rent due and unpaid hereunder, and the residue, if any, shall be held by the Landlord and applied in payment of future rent as the same may become due and payable hereunder. If such rentals received from such reletting during any month are less than that to be paid during that month by Tenant hereunder, Tenant shall pay any such deficiency to Landlord. Such deficiency shall be calculated and paid monthly. No such re-entry or taking possession of said premises by Landlord shall be construed as an election on its part to terminate this Lease unless a written notice of such intention be given to Tenant or unless the termination thereof be decreed by a court of competent jurisdiction. Notwithstanding any such reletting without termination, Landlord may at any time thereafter elect to terminate this Lease for such previous breach. Should Landlord at any time terminate this Lease for any breach, in addition to any other remedies it may have, it may recover from Tenant all damages it may incur by reason of such breach, including the cost of recovering the Leased Premises, reasonable attorney’s fees, and including the worth at the time of such termination of the excess, if any, of the amount of rent and charges equivalent to rent reserved in this Lease for the remainder of the stated term over the then reasonable rental value of the Leased Premises for the remainder of the stated term, all of which amounts shall be immediately due and payable from Tenant to Landlord. In determining the rent which would be payable by Tenant hereunder, subsequent to default, the provisions of Article 2 shall govern.

10.03. In case suit shall be brought for recovery of possession of the Leased Premises, for the recovery of rent or any other amount due under the provisions of this Lease, or because of the breach of any other covenant herein contained on the part of Tenant to be kept or performed, and a breach shall be established, Tenant shall pay to Landlord all expenses incurred therefore, including reasonable attorney’s fees and costs of suit. Any such sums expended by Landlord shall be deemed additional rent.
10.04. The parties hereto shall and they hereby do waive trial by jury in any action, proceeding or counterclaim brought by either of the parties hereto against the other on any matters whatsoever arising out of or in any way connected with this Lease, the relationship of Landlord and Tenant, Tenant’s use or occupancy of the Leased Premises, and/or any claim of injury or damage.
10.05. Tenant agrees that Landlord shall be entitled to recover the sums set forth in Sections 10.02 and 10.03 hereof in one action, or at Landlord’s option, in several actions, and in such latter event, Tenant hereby waives the right to assert the rule against splitting a cause of action as a defense thereto.
ARTICLE 11. RIGHT OF ENTRY
11.01 Landlord or Landlord’s agents shall have the right to enter the Leased Premises at all times to examine the same, and to show them to prospective purchasers or Tenants of the building, and to make such repairs, alterations, improvements or additions as Landlord may deem necessary or desirable, and Landlord shall be allowed to take all material into and upon said premises that may be required therefore without the same constituting an eviction of Tenant in whole or in part and the rent reserved shall in no wise abate while said repairs, alterations, improvements, or additions are being made, by reason of loss or interruption of business of Tenant, or otherwise. During the six months prior to the expiration of the term of this Lease or any renewal term, Landlord may exhibit the premises to prospective Tenants or purchasers, and place upon the premises the usual notices “To Let” or “For Sale” which notices Tenant shall permit to remain thereon without molestation. If Tenant shall not be personally present to open and permit an entry into said premises, at any time, when for any reason an entry therein shall be necessary or permissible, Landlord or Landlord’s agents may enter the same by a master key, or may forcibly enter the same, without rendering Landlord or such agents liable therefor, and without in any manner affecting the obligations and covenants of this lease. Nothing herein contained, however, shall be deemed or construed to impose upon Landlord any obligation, responsibility or liability whatsoever, for the care, maintenance or repair of the building or any part thereof, except as otherwise herein specifically provided.

ARTICLE 12. NONLIABILITY OF LANDLORD
12.01 The Landlord shall not be liable for any damage or injury which may be sustained by the Tenant or any other person, as a consequence of the failure, breakage, leakage or obstruction of the water, plumbing, steam, sewer, waste or soil pipes, roof, drains, leaders, gutters, valleys, downspouts or the like or of the electrical, gas, power, conveyor, refrigeration, sprinkler, air conditioning or heating systems, elevators or hoisting equipment, unless such damage or injury is caused by Landlord’s negligence or willful misconduct ; or by reason of the elements; or resulting from the carelessness, negligence or improper conduct on the part of any other Tenant or of the Landlord or the Landlord’s or this or any other Tenant’s agents, employees, guests, licensees, invitees, subtenants, assignees or successors; or attributable to any interference with interruption of or failure, beyond the control of the Landlord, of any services to be furnished or supplied by the Landlord.
ARTICLE 13. SECURITY
13.01 The Landlord hereby acknowledges that the sum of $6,500.00 has been paid by the Tenant as a security deposit for the payment of rent hereunder and the full and faithful performance by the Tenant of the covenants and conditions on the part of the Tenant to be performed. The Tenant shall pay $32,908.00 as an additional security deposit upon Tenant’s execution of the within Lease, so that the security deposit with the Landlord amounts to two times the current monthly rent. Said sum shall be returned to the Tenant, without interest, after the expiration of the term hereof, provided that the Tenant has fully and faithfully performed all such covenants and conditions and is not in arrears in rent. During the term hereof, the Landlord may, if the landlord so elects, have recourse to such security, to make good any default by the Tenant, in which event the Tenant shall, on demand, promptly restore said security to its original amount. Liability to repay said security to the Tenant shall run with the reversion and title to said premises, whether any change in ownership thereof be by voluntary alienation or as the result of judicial sale, foreclosure or other proceedings, or the exercise or a right of taking or entry by any mortgagee. The Landlord shall assign or transfer said security, for the benefit of the Tenant, to any subsequent owner or holder of the reversion or title to said premises, in which case the assignee shall become liable for the repayment thereof as herein provided, and the assignor shall be deemed to be released by the Tenant from all liability to return such security. This provision shall be applicable to every alienation or change in title and shall in no wise be deemed to permit the Landlord to retain the security after termination of the Landlord’s ownership of the reversion of title. The Tenant shall not mortgage, encumber or assign said security without the written consent of the Landlord.

Notwithstanding the above, the Tenant acknowledges that the security deposit held by the Landlord shall equal one and one-half current monthly installments during the term of the within Lease or any renewal.
ARTICLE 14. WAIVER OF SUBROGATION
14.01. The Tenant waives all rights of recovery against the Landlord or Landlord’s agents, employees or other representatives, for any loss, damages or injury of any nature whatsoever to property or persons for which the Tenant is insured. The Tenant shall obtain from the Tenant’s insurance carrier and will deliver to the Landlord, waivers of the subrogation rights under the respective policies.
ARTICLE 15. INSURANCE AND INDEMNITY
15.01 Tenant shall maintain at its own cost and expense, fire and extended coverage, vandalism, malicious mischief and special extended coverage insurance in an amount adequate to cover the cost of replacement of all decorations and leasehold improvements by Tenant in the demised premises, in the event of a loss as well as the cost of replacement of all fixtures and contents therein. Additionally, Tenant shall maintain at its own cost and expense, comprehensive public liability insurance relating to the demised premises and its appurtenances on all occurrences with minimum limits of liability in the amount of $5,000,000.00 for bodily injury or death with respect to any one accident, and $3,000,000.00 with respect to damage to property. The above-mentioned insurance policies shall name the Landlord as additional named insured thereon. Proof of such insurance shall be provided to the landlord prior to the Tenant taking possession of the leased Premises.
15.02. Tenant shall indemnify Landlord and save it harmless from suits, actions, damages, liability and expense and provide Landlord with a defense in connection with loss of life, bodily or personal injury or property damage arising from or out of the Tenant’s use or occupancy of the demised premises or any part thereof, including common areas within the building of which the demised premises is a part, or occasioned wholly or in part by any act or omission of Tenant, its agents, contractors, employees, servants, invitees, licensees or concessionaires, unless such loss is caused by Landlord’s negligence or willful misconduct.
15.03. Tenant shall store its property in and shall occupy the demised premises at its own risk.
15.04. Landlord shall not be responsible or liable at any time for any loss or damage to Tenant’s merchandise, equipment, fixtures or other personal property of Tenant or to Tenant’s business.
15.05. Landlord shall not be responsible or liable to Tenant or those claiming through Tenant for any loss or damage to either the person or property of Tenant that may be occasioned by or through the acts or omissions of persons occupying adjacent, connecting or adjoining premises.

15.06 Landlord shall not be responsible or liable to Tenant for any injury or loss caused be, or resulting from, but not limited to, bursting, breakage or from leakage, steam or snow or ice, running, backing up, seepage, or the overflow of water or sewerage from any part of the said premises unless such damage or injury is caused by Landlord’s negligence or willful misconduct.
ARTICLE 16. MISCELLANEOUS PROVISIONS
16.01. If the Tenant shall fail or refuse to comply with and perform any conditions and covenants of the within lease, the Landlord may, if the Landlord so elects, carry out and perform such conditions and covenants, at the cost and expense of the Tenant, and the said cost and expense shall be payable on demand, or at the option of the Landlord shall be added to the installment of rent due immediately but in no case later than one month after such demand, whichever occurs sooner, and shall be due and payable as such. This remedy shall be in addition to such other remedies as the Landlord may have hereunder by reason of the breach by the Tenant of any of the covenants and conditions in this lease contained.
Notwithstanding the above, and excepting an event of monetary default by the Tenant, the Landlord shall give the Tenant ten (10) days notice to cure any default in this subject Lease or comply with and perform any conditions and covenants within the same. Should the Tenant undertake to cure a default or perform a term and condition after notification by Landlord, the time period shall be reasonably extended to allow resolution of the Lease term or condition subject to due diligence being exercised by the Tenant herein. It is further understood and agreed that the notification provision herein shall not apply for nonpayment of rent, additional rent and/or operating expenses assessed against the Tenant herein.
16.02. The Tenant herein shall be permitted upon termination of the within Lease Agreement, to remove its equipment, fixtures, goods and other property provided that the same can be removed without damage or injury to the demised premises. Any equipment, fixtures, goods or other property of the Tenant, not removed by the Tenant upon the termination of this lease, or upon any quitting, vacating or abandonment of the premises by the Tenant, or upon the Tenant’s eviction, shall be considered as abandoned and the Landlord shall have the right, without any notice to the Tenant, to sell or otherwise dispose of the same, at the expense of the Tenant, and shall not be accountable to the Tenant for any part of the proceeds of such sale, if any.
16.03. This lease and the obligation of the Tenant to pay the rent hereunder and to comply with the covenants and conditions hereof, shall not be affected, curtailed, impaired or excused because of the Landlord’s inability to supply any service or material provided for herein, by reason of negotiations for the adjustment of any fire or other casualty loss or other labor trouble or for any cause beyond the control of the Landlord.

16.04. The terms, conditions, covenants and provisions of this lease shall be deemed to be severable. If any clause or provision herein contained shall be adjudged to be invalid or unenforceable by a court of competent jurisdiction or by operation of any applicable law, it shall not affect the validity of any other clause or provision herein, but such other clauses or provisions shall remain in full force and effect.
16.05. All notices required under the terms of this lease shall be given and shall be complete by mailing such notices by certified or registered mail, return receipt requested, to the address of the parties as shown at the head of this lease, or to such other address as may be designated in writing, which notice of change of address shall be given in the same manner.
16.06. The Landlord covenants and represents that the Landlord is the owner of the premises herein leased and has the right and authority to enter into, execute and deliver this lease; and does further covenant that the Tenant on paying the rent and performing the conditions and covenants herein contained, shall and may peaceably and quietly have, hold and enjoy the leased premises for the term aforementioned.
16.07. This lease contains the entire contract between the parties. No representative, agent or employee of the Landlord has been authorized to make any representations or promises with reference to the within letting or to vary, alter or modify the terms hereof. No additions, changes or modifications, renewals or extensions hereof, shall be binding unless reduced to writing and signed by the Landlord and the Tenant.
16.08. The various rights, remedies, options and elections of the Landlord, expressed herein, are cumulative, and the failure of the Landlord to enforce strict performance by the Tenant of the conditions and covenants of this lease or to exercise any election or option or to resort to have recourse to any remedy herein conferred or the acceptance by the Landlord of any installment of rent after any breach by the Tenant, in any one or more instances, shall not be construed or deemed to be a waiver or a relinquishment for the future by the Landlord of any such conditions and covenants, options, elections or remedies, but the same shall continue in full force and effect.
16.09. Tenant hereby knowingly, voluntarily, and intentionally waives any right it may have to a trial by jury in respect to any litigation (including but not limited to any claims, cross-claims, or third party claims) arising out of, under, or in connection with this Lease, the Premises, the Building or the Property, or the transactions contemplated herein.
16.10. The article and section headings of this Lease are for convenience only and will not limit or define the meaning or content hereof. All pronouns and any variations thereof will be deemed to refer to the masculine, feminine, neuter, singular or plural, as the identity of the person or persons may require.

16.11. This Lease will be construed and enforced in accordance with the laws of the State of New Jersey.
16.12. Landlord covenants and agrees that Tenant, upon paying the basic rent and additional rent reserved, and performing and observing the covenants, conditions and agreements upon the part of Tenant to be performed and observed, will and may peaceably hold and enjoy the Premises during the Term, without any interruption or disturbance from Landlord, or any party or entity holding an interest in the Property by, through or under Landlord.
16.13. The covenants, agreements, terms, provisions and conditions of this Lease will bind and inure to the benefit of the respective heirs, distributees, executors, administrators, successors, assigns and legal representatives of the parties hereto with the same effect as if mentioned in each instance where a party hereto is named or referred to, but nothing herein contained will be construed to give Tenant the right to assign this Lease (other than as provided in Article 4). The covenants and obligations on the part of Landlord under this Lease will not be binding upon the Landlord herein named with respect to matters arising during any period subsequent to the transfer of its interest in the Property, by operation of law or otherwise, and in the event of such transfer or any subsequent transfer Tenant agrees to look solely to the transferee for the performance of Landlord’s covenants and obligations, but only if such transferee has assumed such obligations, and then only with respect to matters arising or continuing during the period beginning with such transfer and ending with a subsequent transfer of such interest.
16.14. The failure of Landlord to seek redress for violation of, or to insist upon the strict performance of any covenant, agreement, term, provision or condition of this Lease or of any of Landlord’s rules and regulations will not constitute a waiver thereof and Landlord will have all remedies provided herein and by applicable law with respect to any continuing or subsequent act, which would have originally constituted a default by Tenant. The receipt by Landlord of basic rent or additional rent with knowledge of the breach of any covenant, agreement, term, provision or condition of this Lease will not be deemed a waiver of such breach. The failure of Landlord to bill or collect rent in a timely fashion will not be construed as a waiver of Landlord’s right to collect rent at any time during the Term or any time thereafter.
16.15. This Lease contains the entire agreement between Landlord and Tenant, and any agreement made between Landlord and Tenant after the date of this Lease will be ineffective to change, modify, waive, release, discharge, terminate or effect a surrender or abandonment of this Lease, in whole or in part, unless such agreement is in writing and signed by Landlord and Tenant.
16.16. No agreement to accept surrender will be valid unless in writing signed by Landlord. No employee of Landlord or of Landlord’s agents will have any power to accept the keys to the Premises prior to the termination of the Lease. The delivery of keys to any employee of Landlord or of Landlord’s agents will not operate as a termination of the Lease or a surrender of the Premises. In the event Tenant at any time desires to have Landlord sublet the Premises for Tenant’s account, Landlord or Landlord’s agents are authorized to receive the keys for such purposes without releasing Tenant from any of the obligations under this Lease.

16.17. It is agreed between the parties that this Lease will be of no force and effect whatsoever unless it has been executed by Landlord and Tenant.
16.18. Tenant covenants not to place this Lease on record. At the request of Landlord, Tenant will execute a memorandum of lease for recording purposes containing references to such provisions of this Lease as Landlord, in its sole discretion, deems necessary.
16.19. If any provision of this Lease or any application thereof to any person or circumstance will be determined to be invalid or unenforceable, the remaining provisions of this Lease or the application of such provision to persons or circumstances other than those to which it is held invalid or unenforceable will not be affected thereby and will be valid and enforceable to the fullest extent permitted by law.
16.20. Tenant agrees that neither Landlord, nor any broker, Landlord’s agent, employee or representative of Landlord nor any other party has made, and Tenant does not rely on, any representations, warranties or promises with respect to the Premises, the Building, the Property or this Lease, including, without limitation, with respect to the physical condition of the Premises, its quality of construction, income to be derived therefrom, workmanship, merchantability or fitness for any particular purpose, except as expressly provided in the Lease.
ARTICLE 17. ENVIRONMENTAL CONDITIONS
17.01. (1) Notwithstanding anything in this Lease to the contrary and without limiting the generality of any other provision, Tenant agrees that it shall, at its sole cost and expense, fulfill, observe and comply with all of the terms and provisions of the Industrial Site Recovery Act, N.J.S.A. 13:1K-6 et seq. (“ISRA”), as the same may be amended from time to time and all rules, regulations, ordinances, opinions, orders and directives issued or promulgated pursuant to or in connection with said Acts by the New Jersey Department of Environmental Protection (“NJDEP”) or any subdivision or bureau thereof or any other governmental or quasi-governmental agency, authority or body having jurisdiction. Said Acts and all of said rules, regulations, ordinances, opinions, orders and directives are hereinafter in this Article collectively referred to as “IRSA”. Tenant shall commence application to ISRA no later than six (6) months prior to termination of Lease or any renewals of this Lease if there is a disruption in operations.
(2) Without limiting the foregoing, upon the Landlord’s request therefore, and in all events no later than sixty (60) days prior to “closing, termination or transferring operations” (as said term is defined in ISRA) of all or any portion of the Premises, Tenant, at its sole cost and expense, shall provide Landlord with a true copy of:

(i) An opinion letter from NJDEP (or such other agency or body as shall then have jurisdiction over ISRA matters) in a form satisfactory to Landlord’s counsel, stating that ISRA does not then apply to Tenant, Tenant’s use and occupancy of the Premises and said closing, terminating or transferring of operations; or
(ii) A Negative Declaration (as said term is defined in ISRA) duly approved by DEPE or such other agency or body as shall then have jurisdiction over ISRA matters; or
(iii) A Cleanup Plan (as said term is defined in ISRA) duly approved by NJDEP or such other agency or body as shall then have jurisdiction over ISRA matters; or
(iv) Any and all supporting documents and affidavits involved in obtaining (i), (ii) or (iii).
Nothing in this Paragraph (2) shall be construed as limiting Tenant’s obligation to otherwise comply with ISRA.
(3) In the event Tenant complies with Paragraph (2) above, by obtaining and approved Cleanup Plan, Tenant agrees that it shall, at its sole cost and expense:
(i) Post any financial guarantee or other bond required to secure implementation and completion of said Cleanup Plan; and
(ii) Provide any standby trust required by NJDEP; and
(iii) Properly implement and prosecute to completion said Cleanup Plan, in accordance with the schedules contained in said Cleanup Plan or as may be otherwise ordered or directly by DEPE or such other agency or body as shall have jurisdiction over said Cleanup Plan. Tenant expressly understands and acknowledges that Tenant’s compliance with the provisions of this Paragraph may require Tenant to expend funds or do acts after the expiration or termination of the term of this Lease. Tenant agrees that it shall expend such funds and do such acts and Tenant shall not be excused therefrom even though the term of this Lease shall have previously expired or been terminated.
(4) Within ten (10) days after written request by the Landlord or any mortgagee or ground of Landlord, and in any event on each anniversary of the Commencement Date hereof, Tenant at no expense to landlord, shall deliver to Landlord or Landlord’s mortgage or ground lessor, as the case may be, a duly executed and acknowledged affidavit of Tenant’s chief executive officer certifying:
(i) The proper four digit Standard Industrial Classification number relating to Tenant’s then current use or uses of the premises (said Standard Industrial Classification number to be obtained by reference to the then current Standard Industrial Classification Manual prepared and published by the Executive Office of the President, Office of Management and Budget or the successor to such publication) is the same as the SIC Number represented herein; and
(ii) That Tenant’s then current use or uses of the Premises does not involve the generation, manufacture, refining, transportation, treatment, storage, handling or disposal of hazardous substances or wastes (as hazardous substances and hazardous wastes are defined in ISRA) on site, above ground or below ground (all of the foregoing being hereinafter collectively referred to as the Presence of Hazardous Substance);

(iii) All information requested by Landlord which may be necessary for Landlord to prepare any submissions that the NJDEP may require the Landlord to furnish.
(5) Without limiting the foregoing, Tenant agrees:
(i) At its sole cost and expense, to promptly discharge and remove any lien or other encumbrance against the Premises or any other property owned or controlled in whole or in part by Landlord which is utilized by Tenant arising out of ISRA and Tenant’s failure to comply with this Article or any environmental law or regulation; and
(ii) To indemnify and hold Landlord harmless from and against any and all liability, penalties, losses, expenses, damages, costs, claims, causes of action, judgments an/or the like, or whatever nature, including but not limited to attorney’s fees and other costs of litigation or preparation therefore, arising out of or on connection with Tenant’s failure or inability to observe or comply with IRSA and/or the provisions of this Article or any environmental law or regulation of the local municipality, county government, State Agency or Federal government or a division thereof..
ARTICLE 18. REAL ESTATE BROKER
18.01. Landlord and Tenant represent to each other that the parties have dealt with no broker with reference to the negotiation of the within Lease Agreement. Each party will indemnify, defend and hold the other harmless from any and all claims for any brokerage commissions or other compensation asserted by any broker in connection with this Lease, allegedly based upon any act of the indemnifying party, and for the indemnified party’s expenses (including, without limitation, reasonable attorneys’ fees) related thereto.
ARTICLE 19. HOLDING OVER
19.01. In the event that Tenant, without Landlord’s consent, remains in occupancy of the Premises for any period beyond the expiration of the Term, such occupancy will be deemed to be a month-to-month tenancy at a monthly rental equal to one and one-half (1.5) times the sum of the basic rent and any additional rent payable for the last month of the Term, subject to all the other provisions of this Lease prevailing prior to such expiration; and in such event the acceptance of basic rent or additional rent by Landlord will not be deemed to create a new or additional tenancy. Tenant agrees that it will indemnify and save Landlord harmless against all costs (including reasonable attorneys’ fees), claims, loss or liability resulting from delay by Tenant in surrendering the Premises when required under this Lease, including without limitation, any claims made by any succeeding tenant founded on such delay.

ARTICLE 20. AUTHORITY OF AGENT
20.01 The undersigned affirm and represent that they have the right and authority to enter into this Lease on behalf of the Landlord and Tenant. This representation is a material representation and neither party shall assert the lack of authority of any individual executing this Lease as a defense in any action brought by either party with respect to the enforcement or interpretation of the terms and conditions of this Lease.
ARTICLE 21. LANDLORD’S WORK
21.01. The Landlord shall re-carpet, paint the interior, replace damaged ceiling tiles and repair damaged doors at the premise.
21.02. The Landlord shall install additional HVAC system for the space at 210 Sylvan Avenue first floor. Additional HVAC system consists of 12HP 9.5 tons cooling unit, 14 ceiling cassettes for 14 rooms, panel, wire remote controller and central controller.
21.03. The Landlord shall install 300 amp feeder to 2nd floor computer facility fed from new 200 amp circuit breaker and main service and furnish swing cover extension through to cover in-coming feeders above main CT cabinet.
21.04 The landlord shall allow Tenant to install a cement pad measuring 4 feet by 8 feet outside of the building for the purpose of anchoring a power generator for the Tenant. The cost of the installation for a cement pad will be reimbursed by the Landlord.
21.05 The landlord will upgrade the signage of the 210 Sylvan Avenue location improving the identification of tenants of the building.
21.06 the Landlord will provide for a staircase from the lower parking lot.
ARTICLE 22. PARKING
22.01 The Landlord shall provide Tenant with seventy (72) general parking spaces and eight (8) reserved parking spaces in the parking lot servicing the Premises.

ARTICLE 23. OPTION TO RENEW
23.01 Provided the Tenant herein shall not be in default of the terms and provisions of the within Lease Agreement at the time of exercise of this option plus all applicable grace, notice and cure periods, the Tenant shall be permitted to renew the within Lease Agreement an additional term of two (2) years, which shall commence on August 1, 2015 and end on July 31, 2017. All of the terms, conditions and obligations of the Tenant under the Lease shall remain the same with the exception of the base rent for the option term. The base rent at the time of renewal will be based on fair market rates at the time or renewal adjustments as contained in section 2.04 at the discretion by the Landlord.
23.02. The Tenant shall exercise the renewal option no later than nine (9) months prior to the expiration of the initial term, time being of the essence. The Tenant shall exercise its option by serving a written notice upon the Landlord at the address provided herein. Failure to provide notice as specified hereunder shall be deemed a waiver of Tenant’s right to extend the Lease pursuant to the renewal options provided hereunder.

ASTA FUNDING, INC., Tenant		ESL 200, LLC, Landlord

Name: Robert J. Michel		Name: Sun Hee Lee
Title: Chief Financial Officer		Title: Partner

By:	/s/ Robert J. Michel	By:	/s/ Sun Hee Lee

Dated	7/22/10	Dated	8/1/10

ATTEST		ATTEST

/s/ Seth Berman		/s/ JaesungPark